Exhibit 10.11

LEASE AND FUEL SUPPLY AGREEMENT
THIS LEASE and FUEL SUPPLY AGREEMENT is by and between REITANO ENTERPRISES, INC., a Florida corporation, with a mailing address of Post Office Box 540175, Lake Worth, FL 33454 (hereinafter called "Lessor"), and OTM USA CORP., a Florida corporation, with offices at 12355 Hagen Ranch Road, Ste. 604, Boynton Beach, FL 33437 (hereinafter called "Lessee" and/or "Dealer").
W I T N E S S E T H:
WHEREAS, Lessee is desirous of leasing certain premises from Lessor and purchasing gasoline and related petroleum products and Lessor is desirous of leasing to Lessee the premises hereinafter described and arranging for the supply of gasoline and related petroleum products to Lessee, all, upon the terms, covenants and conditions set forth herein.
NOW, THEREFORE:
I - DEMISED PREMISES AND PERSONALTY
A.            In consideration of the rents hereinafter reserved and all of the terms, conditions, covenants and agreements hereinafter contained, Lessor hereby leases and demises to Lessee, and Lessee hereby hires, leases and takes from Lessor, that certain real property located in the Town of Jupiter, Palm Beach County, Florida, with a street address of 10050 West Indiantown Road, Jupiter, Florida, Florida 33478, all as more particularly described in Exhibit "A" attached hereto, including all buildings, structures and improvements located or to be located thereon (all of said real property and buildings/improvements are hereinafter referred to as "Demised Premises"), including all furniture, fixtures, equipment and tangible personal property, petroleum dispensing equipment, underground petroleum storage tanks (hereinafter collectively referred to as the "Personalty"), subject to all restrictions, covenants, easements and conditions affecting said Demised Premises. Lessee acknowledges that subject to its right of inspection prior to the Commencement Date of this Lease, Lessee accepts the Demised Premises and Personalty all in their present "AS-IS", "WHERE-IS" condition in all respects with no representations or warranties of any kind or nature whatsoever, express or implied, as to condition, merchantability or fitness for a particular purpose.
B.            Lessor makes no representation, warranty or guaranty to Lessee as to the level of business, profitability or income to be generated or obtained by Lessee as a result of or in connection with Lessee's lease of the Demised Premises and the Personalty or the suitability of the Demised Premises and Personalty for Lessee's intended business operation.
II - TERM
A.            The initial term of this Lease shall be for ten (10) years. In addition, Lessee shall have the option to renew this Lease for one (1) additional term of ten (10) years, upon the same terms and conditions set forth herein, except that the annual rental shall be increased as provided herein. Said option to renew shall be exercised by Lessee giving written notice to Lessor, at least six (6) months before the expiration of the then existing term. There shall be no further options to renew. Provided however, in the event that the Lessor receives an offer from a third party to purchase the Demised Premises and the Personalty and Lessee does not exercise its right of first refusal as provided herein, Lessor shall have the unconditional and unequivocal right to cancel the remaining term of this Lease upon three (3) months written notice to the Lessee, at which time the Lessee shall immediately and forthwith vacate the Demised Premises and this Lease shall be terminated on such date. This agreement of the Lessee to vacate the Demised Premises upon three (3) months written notice to the Lessee is a material inducement for the Lessor to enter into this Lease and if not for Lessee's agreement to the terms hereof, Lessor would not have leased the Demised Premises and the Personalty to the Lessee. The term of this Lease, and the Lessee's obligation to pay rent, shall commence on the "Commencement Date", as hereinafter defined.
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B.            The Commencement Date of this Lease shall be January 15, 2016 and shall terminate on January 14, 2026, unless this Lease is terminated prior to such date or otherwise extended as provided herein (the "Term"). It is expressly understood and agreed by the Lessee that it shall be the Lessee's sole and absolute responsibility and obligation to obtain all governmental licenses, permits and approvals necessary and required to operate the Demised Premises as a gasoline and service station facility for the supply of gasoline and related petroleum products for re-sale to the general public, with an appurtenant convenience store, at the Demised Premises (the "Permitted Uses"). It is further understood and agreed that in the event that the Lessee has not obtained all the necessary governmental approvals and licenses to operate the Demised Premises for the Permitted Uses prior to January 10, 2016; the Lessee shall be nevertheless under the absolute and unconditional obligation to commence paying Rent to the Lessor on such date. The Lessee's failure to obtain such licenses and approvals shall not operate to extend the Commencement Date of this Lease for purposes of paying or delaying paying Rent to the Lessor.
C.            Lessee expressly acknowledges and agrees that it shall assume all of Lessor's duties, liabilities and obligations under that certain Dealer Supply Agreement dated March 18, 2010, by and between Coast to Coast Petroleum, Inc., as Supplier, Lessor, as Property Owner, and Spanish River Services, Inc., as Dealer, whereby Lessee agrees to purchase, receive and pay for all its motor fuel requirements for the Demised Premises from Spanish River Services, Inc., as Dealer, and Coast to Coast Petroleum, Inc., as Supplier and agrees to operate the Demised Premises as a "Chevron" branded station. Lessee shall execute and deliver any such documents as required by Coast to Coast Petroleum, Inc. to formalize the exclusive rights of Coast to Coast Petroleum, Inc. to supply Lessee with all its motor fuel requirements at the Demised Premises and to establish their on-going business relationship pursuant to the aforesaid Dealer Supply Agreement. Lessee's agreement to purchase all of its motor fuel requirements from Coast to Coast Petroleum, Inc. and operate the Demised Premises as a "Chevron" branded station is a condition precedent to the validity and effectiveness of this Lease. Failure of Lessee to enter into such business relationship with Coast to Coast Petroleum, Inc. shall be automatic grounds for lessor to cancel this lease at which time neither party shall have any further obligation or duty to the other party.
D.            Lessee further acknowledges and agrees that shall assume of all lessor's duties, liabilities and obligations under that certain Commercial lease by and between Lessor, as Landlord, and PM Jupiter Farms, LLC, a Florida limited liability company, as Tenant, for the space located on the Demised Premises consisting of approximately 200 square feet with an additional 140 square feet in common as more fully described therein currently being operated as a Dunkin Donuts franchise. Lessee's assumption of said lease is a condition precedent to the validity and effectiveness of this lease.
E.            The Lessee hereto agrees upon demand of the Lessor, to execute a written document in recordable form expressing the Commencement Date and termination/option dates of the term hereof as such have been determined in accordance with the provisions of the previous paragraph. This Agreement or any other agreement regarding this lease and fuel agreement shall not be recorded by the lessee.
III - USE AND RESTRICTION
A.            Lessee hereby agrees that it shall not use nor permit the use of the Demised Premise for any other purpose other than the Permitted Uses.
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B.            Lessee will (i) abstain from and will not suffer the commission or waste on the Demised Premises and will keep the Personalty, buildings, improvements, fixtures, equipment and appliances now or hereafter thereon, including all underground storage tanks, in good repair and will make replacements thereto as and when the same becomes necessary, (ii) promptly notify lessor in writing of the occurrence of any loss or damage to the Demised Premises, (iii) not materially alter the buildings, improvements, fixtures, equipment or Personalty now or hereafter upon the Demised Premises, or remove the same therefrom, or permit any other person to do so, without the written consent of Lessor and (iv) no building or other property shall be removed, demolished or materially altered or enlarged, nor shall any new building be constructed, without the prior written consent of the Lessor, except without such consent, Lessee may remove and dispose of such Personalty as from time to time may become worn out or obsolete, provided that simultaneously with or prior to such removal, any such Personalty shall be replaced with other equipment of a value at least equal to that of the replaced equipment, free from any title retention or other security agreement or other encumbrance. Lessee will not permit any portion of the Demised Premises to be used for any unlawful purpose. Lessee will comply promptly with or cause to be complied with, all laws, ordinances, regulations and orders of all public and governmental authorities having jurisdiction thereof relating to the Demised Premises and the Personalty and the use, occupancy and maintenance thereof.
C.            In order to insure and maintain the market value of the Demised Premises, Lessee agrees that during the entire Term of this Lease and all extensions thereof, Lessee shall proceed with all due diligence to remain open for business in the Demised Premises and shall at all times continually, actively and diligently during the Term of the Lease operate the Demised Premises which shall remain open for business on a TWENTY FOUR (24) HOURS per day basis, THREE HUNDRED SIXTY FIVE (365) days per year, for a business involving the sale of gasoline and petroleum products and as a convenience store and for no other uses. This agreement of the Lessee not to permit the Demised Premises to "go dark" and to remain open on a twenty four (24) hour/three hundred sixty five (365) day year basis is a material inducement for the Lessor to enter into this Lease and if not for the Lessee's agreement to continually operate the Demised Premises as required hereinabove, Lessor would not have leased the Demised Premises and the Personalty to the Lessee.
D.            Lessee hereby agrees that it, its successors and assigns, or anyone holding by, through or under them, shall not use nor permit the use of the Demised Premises for any other purposes other than the permitted purposes.
IV - RENT
A.            The annual minimum rental (the "Rent") for each year of the initial ten (10) years of the Term of this Lease shall be the sum of FOUR HUNDRED THIRTY EIGHT THOUSAND AND NO/100 DOLLARS ($438,000.00) per year, plus applicable sales tax, which Lessee agrees to pay in advance commencing on the Commencement Date and the first (1st) day of each and every month during the Term of this Lease, in lawful money of the United States, in equal monthly installments of THIRTY SIX THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($36,500.00) plus applicable sales tax, tax on rentals, and any other charges, now in existence or hereafter imposed, based on the privilege of renting the Demised Premises and Personalty, in advance on the first day of each month during said term at the mailing address of Lessor, which address is: Post Office Box 540175, Lake Worth, FL 33454, or such other place and to such other person as Lessor may designate, without any setoff or deduction whatsoever.
B.            Commencing on the first (1st) day of the second (2nd) year of the term of this Lease and on the first (1st) day of each year thereafter, the annual rent ("Rent") shall be increased by an amount equal to Three percent (3%) over the annual Rent for the preceding year of the term of this Lease. For purposes of clarity, it is the understanding and agreement of the parties that the annual Rent shall increase by an amount equal to Three percent (3%) over the Rent for the preceding one (1) year period of the annual Rent Tor each year immediately preceding one (1) year period of the annual Rent for each year immediately preceding one (1) year period or the term of this Lease. Said Rent shall be in effect and operative for each (next) succeeding year of the Term of this Lease and shall be payable in equal monthly installments on the first (1st) day of each month of the succeeding year of the Lease Term.
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C.            In addition, the Lessee shall pay to Lessor on the payment date of each installment of Rent, together with and in addition to such installment of Rent, during the entire Term of this Lease, an installment of the taxes/assessments and insurance premiums as otherwise required hereunder next due on the Demised Premises and Personalty in an amount sufficient, as estimated by Lessor to accumulate the sum required to pay such impositions and insurance, as applicable. Amounts held hereunder shall not be, nor deemed to be, trust funds or any other funds of any nature whatsoever, but may be commingled with the general funds of Lessor and no interest shall be payable with respect thereto, unless required by applicable law. Upon demand of Lessor, the Lessee agrees to deliver to Lessor such additional money as is necessary to make up any deficiencies and the amounts necessary to enable Lessor to pay such impositions and insurance premiums when due. In case of any event of default under this Lease, the Lessor may apply to the reduction of the indebtedness evidenced by this Lease, at such times and in such manners as the Lessor shall determine, any amount under this Paragraph remaining to the Lessee's credit. Lessee agrees to pay promptly when due all taxes assessed against Lessee's fixtures, furnishings, equipment, inventory and stock-in-trade placed in or on the Demised Premises. Any such taxes paid by Lessor shall be collected on a prorated monthly basis in advance.
D.            Any and all other sums of money or charges required to be paid by Lessee under this Lease as hereinafter described, whether or not the same be so designated, shall be considered "Additional Rent". If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, be collectible as Additional Rent with the next installment of Rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charges as the same becomes due and payable hereunder, or limit any other remedy of the Lessor.
E.            Lessee covenants and agrees to pay a late charge for any payment of Rent or Additional Rent not received by Lessor on or before the third (3rd) day of each month and for any other payment, such as Additional Rent, not received by Lessor on or before the date when same is due. Said late charge shall be computed from the first (1st) day of the month in the case of Rent and from the date when same is due in the case of Additional Rent. The amount of the late charge shall be TWO HUNDRED FIFTY AND NO/100 DOLLARS ($250.00) plus an amount equal to the interest accruing on the sum(s) outstanding, with such interest commencing on the dates aforesaid, ending on the date of receipt of the sum(s) by Lessor and having a rate equal to eighteen percent (18%) per annum. In the event any late charge is due to Lessor, Lessor shall advise Lessee in writing and Lessee shall pay said late charge to Lessor along with and in addition to the next payment of rent.
F.            Additional Rent for the final months of this Lease is due and payable even though it may not be calculated until subsequent to the termination of this Lease. Nothing herein shall be construed to relieve Lessee, or imply that Lessee is relieved of the liability for or the obligation to pay any additional rent, if applicable, due for the final months of this Lease by reason of the provisions of this paragraph, nor shall Lessor be required first to apply any security deposit to such additional rent, if applicable.
G.            All required maintenance, repair or replacement of any Personalty and equipment shall be the sole and exclusive responsibility and obligation of Lessee and shall not give rise to any claim for abatement of Rent. Lessee agrees that all Personalty, which may at any time be in or on the Demised Premises, shall be at Lessee's sole risk, or at the risk of those claiming under Lessee. Lessor shall not be liable for injury and/or any damage to persons or such Personalty or for any loss suffered by the business or occupation of Lessee including, without limitation: (i) by theft or otherwise; (ii) from fire, explosion or falling plaster; or (iii) for any and all damage caused by water or dampness from rain or snow, leaks from the roof or any part of the Demised Premises, street or subsurface or any source whatsoever or from the bursting, overflowing or leaking of sewer lines, steam pipes, or appliances or from the heating or air-conditioning systems or plumbing fixtures or from electric wires or from gas or odors or fire or other damage caused in any manner whatsoever. All property of Lessee kept or stored on the Demised Premises shall be so kept or stored at the sole risk of Lessee only, and Lessee shall hold Lessor harmless and indemnify Lessor from any claims arising out of damages or loss to the property.
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V - DEPOSIT
A.            As security for the performance of its obligations hereunder, Lessee shall pay to Lessor, simultaneously with the execution of this Lease, a security deposit of Twenty Five Thousand and No/100 Dollars ($25,000.00). Provided however, Lessor, in its sole and absolute discretion, shall have the absolute and unconditional right to increase this security deposit at any time during the Term of this Lease to an amount equal to, in the aggregate of, at least two (2) months minimum annual Rent and the receipts from the sale of gasoline and related petroleum products for any given seven (7) day period.
B.            The Lessor may, but is not required to, appropriate and apply all or any portion of the security deposit for any or all of the following items:
(1)            Upon an occurrence of an event of default by Lessee hereunder either in the payment of Rent, Additional Rent or payment to Coast to Coast Petroleum, Inc. for gasoline or any related petroleum products to be purchased from Coast to Coast Petroleum, Inc. under the aforesaid Dealer Supply Agreement.
(2)            Any amount necessary to effect the replacement, repair or maintenance that the Lessee has failed to make to the Demised Premises or Personalty as required pursuant to the terms of this Lease and the Dealer Supply Agreement including all fuel equipment, structures on the Demised Premises and any other machinery used in the operation of its business.
(3)            Amounts reasonably necessary to restore the Demised Premises to a clean condition, if the Lessee during the term of this Lease or on the termination thereof, in the event Lessee does not leave the Demised remises in a reasonably clean condition.
(4)            Any amount necessary to insure the full and faithful performance by the Lessee of the terms, conditions, and covenants of this Lease and the Dealer Supply Agreement.
(5)            Any amount owed by the Lessee to the Lessor regarding any obligation or agreement whatsoever to Lessor.
C.            The Lessor is not restricted to the security deposit as its damages in the event the Lessee defaults or fails to perform the terms, conditions, and covenants or this Lease. The security deposit shall not be considered an advance payment of Rent or measure of Lessor's damages in case of default by the Lessee under this Lease or the Dealer Supply Agreement.
D.            If during the term of this lease the Lessor applies any portion of the security deposit for any of the items mentioned heretofore or hereafter, the Lessee shall immediately restore the security deposit to its original amount by paying said amount to the Lessor.
E.            Lessor shall return to Lessee at the expiration of the term of this Lease, any refund due Lessee of Lessee's security deposit, in accordance with the following schedule: 20% of the security deposit owed will be returned within thirty (30) days of the expiration if Lessee has paid all obligations owed to Lessor and Coast to Coast Petroleum, Inc.; the remaining 80% of the security deposit owed will be returned within one hundred twenty (120) days of the expiration if Lessee has paid all obligations owed to Lessor, fuel supplier and any other outstanding sums owed regarding the operation of the demised premises.
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VI - NET. NET. NET LEASE
A.            This Lease is what is commonly called a "Net, Net, Net Lease", it being understood and agreed by Lessee that Lessee shall be obligated under this Lease to pay the Lessor the Rental set forth in Paragraph IV. Additionally, Lessee shall, at its expense, be solely responsible for the payment of any and all other costs, expenses, impositions, real estate taxes, liens, assessments, charges or expenses of any nature and kind whatsoever pertaining to or in connection with the ownership, maintenance and operation of the Demised Premises and Personalty, including but not limited to, insurance, utility charges, water/sewer, and telephone charges and the maintenance of all fuel dispensing equipment including tanks, piping, sumps, pumps, dispensers, hoses, nozzles, register consoles, TLS system and any other part and device necessary in the dispensing of gasoline/petroleum products in its entirety. All equipment shall be kept operational and upgraded with the latest technology. All of such charges, costs and expenses shall constitute the obligation of the lessee and upon the failure of lessee to pay any of such costs, charges or expenses, lessor shall have the same rights and remedies as otherwise provided in this Agreement for the failure of lessee to pay rent. Any present or future law to the contrary shall not alter this lease or the obligations of the parties. In addition, if lessee fails to perform lessee's obligations under this Paragraph IV, lessor may at its option (but shall not be required to), after ten (10) days prior written notice to lessee, perform the same and the cost thereof shall become due and payable by the lessee or, at lessor's option, shall be included in lessee's next rental installment to lessor.
B.            Taxes.
(a)            Lessee shall pay all taxes, which may be levied, rated, charged or assessed in connection with the Demised Premises and Personalty from and after the Commencement Date of this Lease.
(b)            "Taxes" means all real property taxes, tangible property taxes, rates, duties and assessments (special or otherwise),local improvement taxes, water and sewer assessments, impositions, whether general or special, that are levied, rated, charged or assessed against the Demised Premises and Personalty or any part thereof from time to time by any lawful taxing authority, whether federal, state, municipal, school or otherwise, and any and all taxes which are imposed in lieu of, or in addition to any such real property taxes whether of the foregoing character or not and whether in existence at the Commencement Date of this lease or not, and any such taxes levied or assessed against the lessor on account of its ownership of the Demised Premises or its interest therein, and all charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen.
C.            Lessee shall be responsible for all costs and expenses of every kind or nature or sort whatsoever, necessary and required, foreseen or unforeseen, ordinary or extraordinary, in connection with the management, operation, maintenance, repair, restoration or replacement of the Demised Premises and Personalty, the buildings, or any part thereof, including, but not limited to, all costs and expenses relating to (i) grounds maintenance and pest control, (ii) structural repairs and repairs/replacements of the fuel dispensing equipment and underground gasoline storage tanks required pursuant to federal, state, or local law or government regulations, or as required due to normal wear and tear, (iii) water, storm, sewer, air conditioning, heating, electrical, plumbing, and other utility systems, services, lines, conduits, wires, pipes, shafts, columns and ducts, and all roofs, halls, corridors, walkways, sidewalks, roadways, parking areas and loading areas, (iv) insurance, (v) water, sewage, gas, electrical, and other utility charges, (vi) employee compensation, vacations, and other fringe benefits and related tax payments, (vii) independent contractors, including attorneys and accountants, and (viii) equipment used to manage, operate, maintain, repair, restore or replace the Demised Premises, the buildings, or any portion thereof, including, all of which shall be the sole and exclusive responsibility of Lessee.
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D.            If Lessee fails to observe or perform any term or condition of this Lease, then Lessor may immediately or at any time thereafter perform the same for the account of Lessee. If Lessor makes any expenditure or incurs any obligation for the payment of money in connection with such performance for Lessee's account (including reasonable attorney's fees and costs in instituting, prosecuting and/or defending any action or proceeding through appeal), the sums paid or obligations incurred, plus interest at eighteen percent (18%) per annum on any such expenditure or obligation incurred by Lessor on Lessee's behalf, will be paid by Lessee to Lessor within ten (10) days after rendition of a bill or statement to Lessee. In the event Lessee in the performance or non-performance of any term or condition of this Lease should cause an emergency situation to occur or arise within the Demised Premises, Lessor will have all rights set forth in this paragraph immediately without the necessity of providing Lessee any advance notice.
VII - DEALER SUPPLY AGREEMENT
As previously stated herein, Lessor has entered into a Dealer Supply Agreement with SPANISH RIVER SERVICES, INC., as Dealer and COAST TO COAST PETROLEUM, INC. (hereinafter called "Supplier") for the supply of gasoline and diesel fuel for the ultimate sale of gasoline and related petroleum products to the general public at the Demised Premises. A copy of such Dealer Supply Agreement is attached hereto as Exhibit "B" and the Dealer Supply Agreement shall be deemed a part of this Lease. For its part, Lessee hereby expressly acknowledges and agrees that it has thoroughly read the Dealer Supply Agreement and is fully familiar with and understands the terms thereof as if the Lessee was an original signatory thereto. Lessee further acknowledges and agrees that if not for Lessee's agreement to the terms and conditions of this Paragraph VII, Lessor would not have leased the Demised Premises and Personalty to the Lessee.
A.            Lessee expressly acknowledges and agrees that it shall be the sole and absolute responsibility and obligation of the Lessee to fully comply with all the terms, conditions, obligations and covenants of the Dealer Supply Agreement as if the Lessee were an original signatory to such Agreement. Lessee, for its part, shall stand in the place and stead of the Lessor as the "Property Owner", as described in said Dealer Supply Agreement, and shall be solely responsible to perform all the duties, obligations and covenants of the Property Owner as described therein.
B.            Lessee agrees that any default by Lessee under the terms of the Dealer Supply Agreement shall constitute a default under the terms of this Lease. Upon such default, Lessor may enforce any remedy that it may have under this Lease and/or the Dealer Supply Agreement.
C.            Lessee shall conduct its business directly with Supplier in regards to the supply and purchase of gasoline and related petroleum products and shall remit payment for such products directly to the Supplier.
D.            All credit card transactions shall be processed through Supplier's POS system and any discrepancies shall be resolved through the Supplier. Lessor shall be notified of such discrepancies but shall not interfere with the resolution of such dispute. Any and all POS and Network fees shall be paid by the Lessee including any transaction charge back.
E.            The Lessor hereby expressly reserves his right to take possession and control of the underground storage tanks and all pumps and dispensers on the Demised Premises upon an event of default under this Lease or the Dealer Supply Agreement. Lessor also expressly reserves his right to take possession of all fuel in the storage tanks. Lessor shall decide whether to dispense fuel or not, based on whether all monies due Lessor under the Lease and Dealer Supply Agreement have been paid and all terms have been fulfilled.
F.            Any dispute with the Supplier shall be resolved by Lessee directly with the Supplier.
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G.            Lessee expressly agrees to protect, defend, indemnify and hold Lessor harmless and it employees harmless from and against any and all losses, claims, liens, demands and causes of action of every kind, including the amounts of any judgments, penalties, interest, court costs and legal expenses, attorney fees and reasonable costs incurred by Lessor in connection with or arising from the Dealer Supply Agreement or the defense of same, arising in favor of the Supplier or any other party in account of any claims, liens, debts, personal injuries, damages to property and all other claims or demands of every character occurring in any way incident to, in connection with or arising out of the conduct of Lessee's business with the Supplier, specifically including, all payments for gasoline and related petroleum products purchased by the Lessee from the Supplier pursuant to the Dealer Supply Agreement. Specifically, while it is expressly understood and agreed that the Dealer Supply Agreement was executed and delivered by the Lessor to the Supplier, and that the Lessee is not an actual party to said agreement, the Lessee expressly acknowledges, agrees and confirms that all the obligations of the Lessor, as Property Owner thereunder, shall be the obligation of the Lessee. The Lessee acknowledges that this joinder is executed and delivered as a material inducement for the Lessor to accept this Lease.Since the Lessee operates, controls, manages and administers the Demised Premises and the improvements thereon and the business conducted thereon and is otherwise responsible for the day to day management operation of such Demised Premises and the business conducted thereon; accordingly, the obligations and covenants imposed upon the Property Owner are the obligations and covenants of the Lessee. Therefore, it is expressly agreed by the Lessee that wherever the term "Property Owner" appears in the Dealer Supply Agreement it shall be conclusively be deemed in all instances to mean the Lessee such that all the obligations, duties and covenants of the Property Owner under the Dealer Supply Agreement shall be deemed the obligations of the Lessee, including the payment of all the gasoline and related petroleum products. For all purposes, the Lessee shall stand in the place and stead of the Lessor and shall have full and complete sole responsibility for the performance by the Property Owner under the Dealer Supply Agreement of all obligations and duties imposed thereby. Any default by the Lessee under this Lease shall conclusively be deemed a default by the Lessee under the Dealer Supply Agreement and any default by the Lessee under the Dealer Supply Agreement shall be deemed a default by the Lessee under this Lease. The terms and provisions of this paragraph shall control in the event of any inconsistency or discrepancy between the terms of this Lease and the Dealer Supply Agreement.
VIII - SUBORDINATION
A.            This Lease and all rights of Lessee hereunder are, and shall be, subject to and subordinate to the liens of any mortgages, deeds of trust (including blanket mortgages or deeds of trust covering the Demised Premises and/or other properties) or any other security interest which has been or which hereafter may be placed upon the Demised Premises, and to any renewals, modifications, consolidations, replacements and extensions hereof.
B.            The provisions of the foregoing paragraph shall be self-operative but Lessee covenants and agrees that it shall, on demand at any time or times, execute, acknowledge and deliver to Lessor any and all instruments in order to subordinate this Lease and Lessee's rights thereunder, as aforesaid.
C.            If Lessee shall fail or neglect to execute, acknowledge and deliver any such instrument, Lessor, in addition to any other remedies, may, as agent or attorney-in-fact of Lessee, execute, acknowledge and deliver same on behalf of Lessee, and Lessee hereby irrevocably nominates, constitutes and appoints Lessor as Lessee's proper and legal attorney-in-fact for such purpose, hereby ratifying all such acts that Lessor may do as attorney-in-fact of Lessee.
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D.            Lessee agrees at any time and from time to time, upon not less than twenty (20) days prior notice by Lessor, to execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not Lessor is in default in performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default, it being intended at any such statement delivered pursuant to this Paragraph may be relied upon by any party to whom such certificate may be delivered by Lessor.
E.            It is further understood and agreed, however, that neither such subordination nor any foreclosure of any such mortgage or deed of trust, shall affect Lessee's right to continue in possession of the Demised Premises under the terms of this lease so long as Lessee shall not default in the performance of Lessee's obligations hereunder.
IX - ALTERATIONS AND REPAIRS
A.            No alterations, additions or improvements shall at any time be made by Lessee without Lessor's prior written consent. Lessee shall present to Lessor plans and specifications for such work at the time approval is sought. If Lessor shall give its consent, all work, repairs, alterations, additions and improvements made by Lessee shall be done in a good and workmanlike manner and in compliance with any applicable governmental rules and regulations and the cost thereof shall be paid by Lessee in cash or its equivalent, so that the Demised Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the Demised Premises. All such alterations, additions, improvements or equipment installed on and/or affixed to the Demised Premises shall be deemed permanently affixed to and attached to the Demised Premises and to have immediately become the property of and title shall vest in, Lessor upon such attachment and installation, subject only to the use of same by Lessee during the term of this Lease. In the event Lessee fails to purchase the Demised Premises upon expiration of this Lease as required by the terms of this Lease, Lessee shall not remove any such alterations, additions, equipment or improvements, which shall be deemed the property of Lessor, as aforesaid. Lessor may however, designate by written notice to Lessee, those alterations, additions, equipment or improvements which shall be removed by Lessee at the expiration or termination of this Lease, and Lessee shall promptly remove the same and repair any damage to the Demised Premises caused by such removal.
B.            Lessee shall indemnify and save harmless Lessor from and against any and all costs, expenses, claims, losses, damages, fines or penalties, including reasonable counsel fees, because of or due to Lessee's failure to comply with the provisions of subparagraph A. of this Paragraph IX, and Lessee shall not call upon Lessor for any disbursement or outlay of money whatsoever in connection with such work, and hereby expressly releases and discharges Lessor of and from any liability or responsibility whatsoever in connection therewith.
Exhibit 10.11 -- Page 9

C.            Nothing contained in this Lease shall authorize Lessee to do any act which may create or be the foundation for any lien, mortgage or other encumbrance upon the reversion or other estate of Lessor, or of any interest of Lessor in the Demised Premises, or upon or in the building or improvements thereof; it being agreed that should Lessee cause any alterations, changes, additions, improvements or repairs to be made to the Demised Premises, or cause materials to be furnished or labor to be performed therein or thereon, neither Lessor nor the Demised Premises shall, under any circumstances, be liable for the payment of any expense incurred or for the value of any work done or material furnished to the Demised Premises or any part thereof; Lessee shall upon request of Lessor deliver such documents as may be required by Lessor in order to effectuate the lien protection required by this Paragraph; all such alterations, changes, additions, improvements and repairs and materials and labor shall be at Lessee's expense and Lessee shall be solely and wholly responsible to contractors, laborers and materialmen furnishing labor and material to said premises and building or any part thereof. If, because of any act or omission of Lessee, any mechanic's or other lien or order for the payment of money shall be filed against the Demised Premises or any building improvement thereon, or against Lessor (whether or not such lien or order is valid or enforceable as such), Lessee shall, at Lessee's own cost and expense, within fifteen (15) days after the date of filing thereof, cause the same to be canceled and discharged of record, or furnish Lessor with a surety bond issued by a surety company reasonably satisfactory to Lessor, protecting Lessor from any loss because of non-payment of such lien claim and further shall indemnify and save harmless Lessor from and against any and all costs, expenses, claims, losses or damages including reasonable counsel fees, resulting thereupon or by reason thereof.
X - INDEMNITY
A.            Lessee agrees to and does hereby indemnify, protect, defend and save Lessor, its officers, directors, shareholders and employees, at no cost or expense to Lessor, harmless against any and all claims, demands, damages, costs and expenses, including reasonable attorney's fees for the defense thereof, arising from the conduct, operation or management of the business conducted by Lessee on the Demised Premises, or from any breach or default on the part of Lessee in the performance of any covenant or agreement on the part of Lessee to be performed pursuant to the terms of this Lease, or from any act or negligence or omissions of Lessee, its agents, contractors, servants and employees, in or about the Demised Premises, including but not limited to, any breach of this Lease or any death, personal injury, environmental hazard situation or property damage occurring in or about the Demised Premises, or (i) any violations of law caused by any act or omission, whether negligent or otherwise, of Lessee or (ii) any environmental contamination or occurrence affecting or arising out of the Demised Premises which occurs or commenced occurring during any period when Lessee was or is in possession of the Demised Premises, and which occurs or arises out of any act or inaction of Lessee or (iii) any failure by Lessee to notify Lessor of the need for repairs or any failure by Lessee to otherwise comply with Lessor's maintenance obligations as set forth in this Lease or (iv) action or inaction of the Lessee in the operation of Lessee's business, management of or operation of the Demised Premises or (v) activities of any third parties acting on behalf of Lessee with respect to the Demised Premises, management of or conduct of Lessee's business or businesses or (vi) any claims by creditors of Lessee or (vii) any failure by Lessee to obtain or keep current the amounts and types of insurance required by this Lease or to comply with the terms and conditions of the insurance obtained or (viii) any violations of any law or ordinance whether occasioned by the act or neglect of Lessee or those holding under Lessee. In the event any action or proceeding is brought against Lessor by reason of any such claim, Lessee covenants to defend such action or proceeding by counsel reasonably satisfactory to lessor. The obligations imposed on lessee by this section accruing prior to any termination of this lease shall survive such termination.
Exhibit 10.11 -- Page 10

B.            Lessee hereby assumes the risk of and sole responsibility for and hereby agree to indemnify lessor, its officers, directors, shareholders, employees, agents, successors and assigns against all costs, expenses, liabilities, and claims for injuries, death loss or damage of any kind or character, to person or property by whomever suffered or asserted (including, without limitation), lessor resulting from or arising out of:
(1)            any mechanic's lien or security interest filed against the Property, or any portion thereof, or equipment, materials or alterations of buildings or improvements thereon, when such lien or security interest is filed as a result of the action of lessee or its agent or employee; or
(2)            the failure of lessee to either maintain or reconcile adequate records for the detection of water contamination or possible leaks in tanks or piping or to promptly notify lessor of any indication of such contamination or leaks.
XI - INSURANCE
A.            Property and Fire Damage. lessee shall maintain property insurance with a reputable and highly rated insurance company or companies licensed in Florida with at least a 4A rating according to Best's Guide, covering all buildings, improvements now or hereafter located on the Demised Premises and all the equipment and all tangible personal property, for an amount not less than their full insurable value on a replacement cost basis, without contribution or coinsurance (or with coinsurance and an agreed amount endorsement), for the benefit of lessor as co-insured and loss payee, by policies on such terms, in such form and for such periods, as lessor shall require or approve from time to time, insuring with extended coverage and broad form coverage, if available, against loss or damage by fire, lightning, flood, windstorm, hail, aircraft, riot, vehicles, explosion, smoke, falling objects, collapse, sudden tearing asunder, breakage of glass, electricity, sprinkler leakage, water damage, earthquake, vandalism and malicious mischief, theft, riot attending a strike, civil commotion, and when and to the extent required by lessor, against any other risks in an amount of not less than one hundred percent (100%) of the replacement cost thereof. Regardless of the types or amounts of insurance required and approved by lessor, Lessee shall assign and deliver to Lessor all policies of insurance, which insure against any loss and damage to the Demised Premises or any part thereof, as collateral and further security for the payment of the rent, with lessor named as an additional insured and loss payee. Said policy and/or certificate shall contain an undertaking by the insurer to give lessor not less than ten (10) days written notice of any cancellation or change in scope or amount of coverage of such policy.
(a)            If the Demised Premises shall be partially damaged by fire, the damages shall be repaired by and at the expense of lessee. All monies received for loss or damage shall be disbursed by Lessor to Lessee under such safeguards, as Lessor shall deem appropriate in its sole discretion, for the reconstruction or restoration or repair of the damaged Demised Premises.
B.            Lessee will, during the term of this Lease, at its own cost and expense, maintain and provide insurance for the benefit and protection of Lessor and Lessee (said policy to name Lessor as a co-insured), in an amount not less than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) for injuries to any one person, and not less than TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) for injuries to more than one person and for damage to property in an amount of not less than FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) arising out of any one accident or occurrence. Said policy shall cover the entire Demised Premises and Personalty. The public liability policy or a certificate thereof shall be delivered to Lessor at the commencement of the Term, together with proof of payment of premium and renewals thereof not less than twenty (20) days before its expiration date. Said policy and/or certificate shall contain an undertaking by the insurer to give Lessor not less than ten (10) days written notice of any cancellation or change in scope or amount of coverage of such policy. If Lessee fails to comply with this requirement, Lessor may obtain such insurance and keep same in effect and Lessee shall pay Lessor the cost thereof upon demand as additional rent.
Exhibit 10.11 -- Page 11

C.            Additional Types of Insurance Required. Lessee shall obtain, renew and keep current during the term of this Lease all insurance required by applicable law and, in addition, insurance satisfactory to Lessor including, but not limited to, the following minimum insurance:
(a)            garage keeper's legal liability insurance with limits of not less than $50,000 and with Lessor named as an additional insured;
(b)            garage liability insurance with limits of not less than $500,000 per occurrence, and with Lessor named as an additional insured, which includes coverage for (a) contractual liability; (b) the sale of food and beverages and (c) vehicles owned or operated in the course Lessee's business;
(c)            workers' compensation insurance to provide full coverage for any statutory benefits required by all laws applicable to Lessee's employees; accident;
(d)            employer's liability insurance with a limit of not less than $100,000 per
(e)            plate glass insurance or security acceptable to Lessor, in an amount sufficient to replace all plate glass and security glazing with like plate glass and security glazing in the event of loss or damage;
(f)            vehicle/building damage insurance (including coverage for equipment and improvements) in an amount not less than $25,000 per occurrence;
(g)            liquor liability insurance in an amount not less than $1,000,000.00 per occurrence with Lessee named as an additional insured; and
(h)            under the Florida Petroleum Liability Insurance Program ("FPLIPA"), environmental impairment liability insurance covering acts or omissions of Lessee in whole or in part, in an amount not less than $1,000,000.00 with Lessee named as an additional co-insured.
D.            Other Insurance Requirements.  All insurance shall be underwritten by insurance companies authorized to do business in Florida. Lessee shall pay all premiums and assessments charged for such insurance when due. Each insurance policy shall have a provision which requires that Lessor be given at least ten (10) days written notice before any termination, cancellation or material change shall become effective. In the event that any such policy is terminated, canceled or materially changed, Lessee shall promptly, prior to the expiration date or change of such policy, procure a new or substitute policy containing the same or additional coverage as was previously provided, such policy to begin coverage concurrent with the expiration of the canceled or terminated policy or with the effective date of the material change. Lessee shall comply with all policy terms and conditions and the directions of the insurance carrier, its ratings bureau and the National Fire Protection Association. All insurance maintained by Lessee shall be primary if similar or complementary insurance is also maintained by Lessor. Binders of coverage evidencing insurance required by this Agreement shall be provided to Lessee no later than the commencement of the term of this Lease, and certificates evidencing such insurance shall be provided to Lessor no later than sixty (60) days after the effective date of the policy or renewal policy.
E.            If Lessee defaults in so insuring the Demised Premises or any part thereof or in so assigning and delivering the policies, at its option, Lessor may effect such insurance from year to year and pay the premiums thereof, and any such sums advanced by Lessor shall bear interest at eighteen percent (18%) per annum and be due and payable immediately as additional rent. Lessor shall not be required to advance any such sums in order to declare a default under this Lease because of Lessee's default under this paragraph.
Exhibit 10.11 -- Page 12

XII - ENVIRONMENTAL PROTECTION
A.            Inventory Reconciliation.  Lessee acknowledges that the Demised Premises contain underground tanks for the storage of petroleum products and that the release of such products into the environment can cause serious damage. In order to detect tank or piping leaks so as to safeguard the environment and prevent loss to either Lessee or Lessor, Lessee shall measure the inventory of all underground storage tanks daily by tank sticking or other industry-accepted measurement techniques, and reconcile the measured inventory with meter readings daily. Lessee shall keep a daily log of all underground tank inventory readings at the Demised Premises, which shall be available for inspection by Lessor or by government authorities as required by applicable law. To the extent that other requirements relating to environmental protection, including sampling of monitoring wells, preparing records or reports, or complying with all governmental notification requirements, are communicated by Chevron Oil Company, Lessee shall fully comply with all such requirements. Lessee shall maintain such records or reports on the Demised Premises for a period of three years, or such longer period as required by applicable law, and such records or reports shall also be available for inspection by Lessor or by government authorities as required by applicable law. Failure to properly measure and reconcile inventory, maintain records and perform other environmental protection activities as required by applicable law or as specified by Hess Oil Company shall result in a default under this Lease. This remedy is in addition to the remedies and indemnities provided elsewhere in this Lease.
B.            Notice: Remedy.  Lessee shall advise Lessor immediately by telephone call confirmed in writing of any indication or suspicion of environmental contamination or leakage. Failure to notify Lessor immediately of any such indication or suspicion of contamination or leakage shall result in a default under this Lease. Upon receipt of such notice, Lessee shall exert reasonable efforts to repair or otherwise remedy the cause of the leakage and return the Demised Premises to full operation. There shall be no reduction or elimination rent due Lessor during such repair period. Lessor shall not be liable for lost business or profits, or for incidental or consequential damages arising from or relating to repairs, removal of equipment from service, or other actions taken in response to environmental contamination or leakage.
C.            Compliance With Law.  Lessee shall comply fully with all applicable Federal, State, Palm Beach County and Town of Jupiter ordinances and laws with respect to water, soil and air environmental protection. If Lessee does not dispose of waste in a proper manner or is not, in Lessor's opinion, complying with said water soil and air environmental protection requirements, Lessor, at its option, may enter upon the Demised Premises and take such action as it deems necessary without liability to Lessee for business loss. Any cost incurred by Lessor shall be paid by Lessee upon demand. This remedy is in addition to the remedies and indemnities provided elsewhere in this Lease.
XIII - WAIVER OF SUBROGATION
Lessee releases and waives any claim or right of recovery against Lessor, its agents, subsidiaries and affiliated corporations for any loss resulting from causes covered by insurance and shall procure a waiver of subrogation on the part of the insurer against Lessor by an endorsement to all insurance policies whereby the insurer recognizes that the that the insured has waived any right of recovery from Lessor, its agents subsidiaries and affiliated corporations. A copy of such endorsement shall be deposited with Lessor. Lessor shall not be liable for any damage to or destruction of any of Lessee's goods, merchandise, fixtures or property caused by fire or any other cause whatsoever.
Exhibit 10.11 -- Page 13

XIV - CONDEMNATION
The parties hereto agree that should the Demised Premises, or such portion thereof as will make the Demised Premises unusable for the purposes herein leased, be taken or condemned by competent authority for public or quasi-public use, then this Lease shall terminate from the date when possession of the part so taken shall be required for the use and purpose for which it had been taken. If the Lease continues after a partial taking, the rent shall abate proportionately as to the part taken. All compensation awarded for such taking of the Demised Premises, the fee and the leasehold shall belong to and be the property of Lessor. Lessee shall not be entitled to any damage for the unexpired portion of the term of this Lease, or injury to its leasehold interest.
XV - ASSIGNMENT AND SUBLETTING
Lessee, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber the Demised Premises, nor sublet or underlet, nor suffer or permit the Demised Premises or any part thereof to be used by others without the prior written consent of Lessor in each instance, such consent to be granted or withheld in Lessor's reasonable discretion. If Lessee is a corporation, limited liability company or a partnership, any sale, assignment or transfer of any corporate stock or of any partnership interest or membership interest shall be construed in the same manner as any assignment or subletting of this Lease and shall therefore require the specific written consent of the Lessor. If, with consent of Lessor, this Lease be assigned or the Demised Premises or any part thereof be underlet or occupied by anybody other than Lessee, Lessor may, after default by Lessee, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed to relieve Lessee of any of its obligations hereunder nor be deemed a waiver of this covenant, or the acceptance of the assignee, under tenant or occupant as tenant, or a release of Lessee named herein from the further performance by such Lessee of the covenants on the part of Lessee herein contained, it being understood and agreed that Lessee named herein shall at all times remain the primary obligor under this Lease. The consent by Lessor to an assignment or underletting shall not in any wise be construed to relieve Lessee or any other tenant or occupant of the Demised Premises from obtaining the express consent in writing of Lessor to any further assignment or underletting.
XVI - DEFAULT AND REMEDIES
Events of Default
A.            (i) If Lessee shall default in the payment of the Rent reserved herein, or in the payment of any item of Additional Rent or other monies due hereunder, or any part of same, or Lessee shall default in the observance of any of the other terms covenants and conditions of this Lease, including obtaining all necessary and required insurance coverages and such default shall continue for more than five (5) days after written notice of such default; or
(ii) If Lessee shall fail to remain open to the public from the Commencement Date of the term of this Lease and thereafter during the term hereof continue to stay open for business to the public on a 24 hour/7 day week/365 day year, or if the Demised Premises shall be abandoned, deserted or vacated, or if Lessee shall sublet the Demised Premises or assign this Lease except as herein provided; or
Exhibit 10.11 -- Page 14

(iii) If Lessee shall make an assignment for the benefit of creditors, or file a voluntary petition in bankruptcy, or be adjudicated as bankrupt by any court and such adjudication shall not be vacated within thirty (30) days, or Lessee takes the benefit of any insolvency act, or Lessee be dissolved voluntarily or involuntarily or have a receiver of Lessee's property appointed in any proceedings other than bankruptcy proceedings, and such appointment shall not be vacated within thirty (30) days after it has been made; then, upon the happening of any one or more of the defaults or events specified above, this Lease and the term hereof shall, upon the dated specified in a written notice from Lessor, which date shall be not less than ten (10) days after the date of mailing of such notice by Lessor, wholly cease and terminate with the same force and effect as though the date so specified were the date hereinabove first set forth as the date of the expiration of the term of this Lease; and thereupon or at any time thereafter, Lessor may re-enter said premises either by force or otherwise and have possession of the same and/or may recover possession thereof by summary proceeding or otherwise (but Lessee shall remain liable to Lessor as hereinafter provided); or
(iv) Any event of default by the Lessee under the terms of the Dealer Supply Agreement shall be deemed an event of default by Lessee under this Lease thereby entitling Lessor to exercise all its rights and remedies hereunder; or
(v) If Lessee's interest in the Lease, or any portion thereof, is assigned or sublet, without the written consent of the Lessor, except as provided herein or thereunder, as the case may be; or
(vi) If Lessee and/or any officer, directors, shareholder, employee, or agent of Lessee, engages in fraud or criminal misconduct relevant to the operation of the Demised Premises; or
(vii)            If any of the Lessee's officers, directors or shareholders are convicted of a felony, or of a misdemeanor involving fraud, moral turpitude, or commercial dishonesty, whether or not the crime arose from Lessee's operation of the Demised Premises; or
(viii) If Lessee fails either to maintain or reconcile adequate inventory records for an indication of water contamination or possible leaks in tanks or piping, or to promptly notify Lessor of any indication of such contamination or leaks; or and effect.
(ix)            If Lessee shall fail to keep any insurances and/or licenses in full force.
B.            Cross Default.  LESSEE EXPRESSLY ACKNOWLEDGES THAT ON OR ABOUT THE SAME TIME THAT LESSOR AND LESSEE ARE ENTERING INTO THIS LEASE AND LESSEE IS ASSUMING ALL OF LESSOR'S OBLIGATIONS UNDER THE DEALER SUPPLY AGREEMENT, LESSOR AND LESSEE HAVE ENTERED INTO A SIMILAR LEASE AND DEALER SUPPLY AGREEMENT FOR THE DEMISED PREMISES LOCATED AT 1201 ROYAL PALM BEACH BLVD., ROYAL PALM BEACH, FLORIDA 33411 AND THE DEMISED PREMISES LOCATED 11711 OKEECHOBEE BLVD., ROYAL PALM BEACH, FLORIDA 33411 (COLLECTIVELY THE "OTHER LEASES"). ACCORDINGLY, LESSEE EXPRESSLY ACKNOWLEDGES AND AGREES THAT ANY DEFAULT BY LESSEE UNDER THE TERMS OF EITHER OR BOTH OF THE OTHER LEASES OR ANY OF THE OTHER DOCUMENTS EVIDENCING AND SECURING SAID OTHER LEASES SHALL ALSO CONSTITUTE AN EVENT OF DEFAULT UNDER THE TERMS OF THIS LEASE. LIKEWISE, ANY UNCURED EVENT OF DEFAULT UNDER THE TERMS AND CONDITIONS OF THIS LEASE SHALL CONSTITUTE A DEFAULT UNDER BOTH OF THE OTHER LEASES. IN THE EVENT OF AN EVENT OF DEFAULT UNDER THIS LEASE OR EITHER ONE OR BOTH OF THE OTHER LEASES, LESSOR SHALL HAVE THE RIGHT TO TERMINATE THIS LEASE AND THE OTHER LEASES AND TO EXERCISE ALL ITS RIGHT AND REMEDIES AS MAY BE AVAILABLE TO LESSOR UNDER FLORIDA LAW AND AS OTHERWISE SPECIFICALLY PROVIDED IN THE LEASE AND/OR THE OTHER LEASES. LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT LESSEE'S AGREEMENT TO THE TERMS AND PROVISIONS OF THIS CROSS DEFAULT PROVISION IS A CONDITION PRECEDENT TO THE VALIDITY AND EFFECTIVENESS OF THIS LEASE; AND IF NOT FOR LESSEE'S AGREEMENT THAT LESSEE'S PERFORMANCE PURSUANT TO THE TERMS AND CONDITIONS OF THIS LEASE AND THE OTHER LEASES ARE EACH DEPENDENT UPON THE OTHER, SUCH THAT ALL THREE (3) LEASES SHALL BE DEEMED ONE SINGLE TRANSACTION BY AND BETWEEN THE LESSOR AND LESSEE, LESSOR WOULD NOT HAVE ENTERED INTO THIS LEASE OR THE OTHER LEASES.
Exhibit 10.11 -- Page 15

C.            Lessor's Options. If Lessee is in default of this Lease or the Dealer Supply Agreement, as aforesaid, Lessor may, at its option, in addition to such other remedies as may be available under Florida law:
(i) terminate this Lease and Lessee's right of possession and terminate the Dealer Supply Agreement and Lessee's rights thereunder; or
(ii) terminate Lessee's right to possession but not the Lease and/or proceed in accordance with any and all provisions of paragraph D below; or
(iii) if the Lease is terminated in accordance with subparagraph (i) and (ii) above, or if the Demised Premises become vacant or deserted, in addition to and not in lieu of all other remedies of Lessor, Lessor may by summary proceedings dispossess Lessee and the legal representatives of Lessee or other occupant of the Demised Premises, and remove the effects and repossess and enjoy the Demised Premises, together with all alterations, additions and improvements, all without being liable to the prosecution or damage therefor; or
(iv) Lessor may relet all or any part of the Demised Premises for all or any part of the unexpired portion of the term of this Lease or for any longer period. Lessor may accept rental then obtainable; grant any concessions of rent and agree to make any special repairs, alterations, and decorations for any new Lessee, as it may deem advisable in its sole and absolute discretion. Provided, however, Lessor shall in good faith attempt to relet the Demised Premises, or portions thereof, in order to mitigate its damages.
D.            In case of any such default, re-entry, expiration and/or dispossession by summary proceedings, or otherwise, Lessee shall, nevertheless, remain and continue liable to Lessor for a sum equal to all rent and additional rent herein reserved for the balance of the term herein demised as the same may become due and payable pursuant to the terms of this Lease and Lessor may re-enter and take possession of the Demised Premises using such force for that purpose as may be necessary without being liable to any prosecution therefor, and Lessor may repair or alter the Demised Premises in such manner as to Lessor may seem necessary or advisable, and/or let or re-let the Demised Premises and any and all parts thereof for the whole or any part of the remainder of the original term hereof or for a longer period, in Lessor's name, or as the agent of Lessee, and, out of any rent so collected or received, Lessor shall, first, pay to himself the expense and cost of retaking, repossessing, repairing and/or altering the Demised Premises, and the expense of removing all persons and property therefrom and second, pay to himself any cost or expense sustained in securing any new tenant or tenants, and third, pay to himself any balance remaining on account of liability of Lessee to Lessor for the sum equal to the rent reserved herein unpaid by Lessee for the remainder of the term herein demised. Any entry or re-entry by Lessor, whether had or taken under summary proceedings or otherwise, shall not absolve or discharge Lessee from liability hereunder. Nothing herein, however, shall be construed to require Lessor to re-enter and re-let in any event. The Lessor shall not, in any event, be required to pay Lessee any surplus of any sums received by Lessor on are- letting in excess of the rent provided in this Lease. No such re-entry or taking possession of the Demised Premises by Lessor shall be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Lessee. Notwithstanding any such reletting without termination, Lessor may at all times thereafter elect to terminate this Lease for such previous default or breach. Any such re-entry shall be allowed by Lessee without hindrance and Lessor shall not be liable in damages for any such re-entry, or guilty of trespass or forcible entry.
E.            Should any Rent so collected by Lessor after the payment aforesaid be insufficient fully to pay to Lessor a sum equal to all rent and additional rent herein reserved, the balance or deficiency shall be paid by Lessee on the rent days herein specified, that is, upon each of such rent days Lessee shall pay Lessor the amount of the deficiency then existing and Lessee shall be and remain liable for any such deficiency, and the right of Lessor to recover from Lessee the amount thereof, or a sum equal to the amount of all rent and additional rent herein reserved, if there shall be no re-letting, shall survive the issuance of any dispossessory warrant or other termination hereof.
Exhibit 10.11 -- Page 16

F.            All Rent and all Additional Rent for the balance of the term will, at the election of the Lessor, be accelerated and shall become immediately due and payable, without regard to whether possession shall have been surrendered to Lessor or taken from Lessee, and may commence action immediately thereupon. Suit or suits for the recovery of such deficiency or damage, or for a sum equal to any installment or installments of rent or additional rent hereunder, may be brought by Lessor from time to time at Lessor's election, and nothing herein contained shall be deemed to require Lessor to await the date wherein this Lease or the term hereof would have expired by limitation had there been no such default by Lessee or no such termination or cancellation.
G.            Lessee hereby expressly waives service of any notice of intention to re-enter. Lessee hereby waives any and all right to recover or regain possession of the Demised Premises or to reinstate or to redeem this Lease as is permitted or provided by or under any statute, law or decision now or hereafter in force and effect.
H.            Lessor, in addition to the other rights and remedies given herein, and not withstanding any statute or rule of law to the contrary, may retain as liquidated damages, any rent, security, deposit or monies received by Lessor from Lessee or others in behalf of Lessee upon the execution hereof.
I.            Lessee shall pay all attorney's fees and costs of collection to Lessor for any default by Lessee.
J.            Lessee, for itself and for all persons claiming through or under it, hereby expressly waives any and all rights which are or may be conferred upon Lessee by any present or future taw to redeem the Demised Premises, or to any new trial in any action of ejection under any provision of law, after re-entry thereupon, or upon any part thereof, by Lessor, or after any warrant to dispossess or judgment in ejection. If Lessor shall acquire possession of the Demised Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a re-entry within the meaning of that word as used in this Lease. In the event that Lessor commences any summary proceedings or action for nonpayment of rent or other charges provided for in this Lease, Lessee shall not interpose any counterclaim of any nature or description in any such proceeding or action. Lessee and the Lessor both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this Lease, or any of its provisions.
XVII - LESSOR'S LIEN FOR RENT
Lessee expressly agrees and acknowledges that Lessor shall have a lien and may exercise all lien rights as provided by Florida Statutes for any Rent or Additional Rent due Lessor and to otherwise secure Lessee=s performance of the Dealer Supply Agreement, upon all property found upon or off the Demised Premises leased or rented, and in the possession of any person, as follows:
(a)            Upon all property, inventory, stock in trade, underground storage tanks and all pumps and dispensers on the Demised Premises upon an Event of Default under this Lease or the Dealer Supply Agreement. Lessor also expressly reserves his right to take possession of all fuel in the storage tanks, equipment and improvements of the Lessee or its assigns, kept on the Demised Premises. This lien shall be superior to any lien acquired subsequent to the bringing of the property on the Demised Premises leased. Specifically, for valuable consideration and as security for the payment of rent and other charges becoming due hereunder, and in consideration for Lessor's agreement to sell the Demised Premises as provided herein, Lessee hereby grants to Lessor a first security interest in and lien upon the following described collateral; (a) all inventory on the Demised Premises during the term of this Lease; (b) all equipment, fixtures and furniture and other personalty placed on the Demised Premises during the term of this Lease; (c) all of the proceeds and products of said inventory, equipment and personalty; and (d) all utility deposits, gasoline deposits, advance payments and fees, licenses, permits, consents and any and all other fees, deposits or monies paid by Lessee heretofore, now or hereafter, in connection with the operation of its business on the Demised Premises. Lessee shall execute any and all further documents including, without limitation, a UCC-1 Financing Statement, which may be required by Lessor to create or confirm the security interest granted herein.
Exhibit 10.11 -- Page 17

(b)            Upon all other property of the Lessee, this lien shall date from the levy of the distress warrant hereinafter provided.
(c)            Upon the happening of any of the following events or conditions, namely: (1) default in the payment of Rent, Additional Rent or performance of any of the obligations or of any covenant or liability contained or referred to in this Lease or the Dealer Supply Agreement attached hereto; (2) making of any levy, seizure or attachment of the collateral; (3) death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver, assignment for the benefit of creditors or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Lessee or any guarantor or surety for Lessee; thereupon, or any time thereafter (such default not having previously been cured) Lessor shall then have all the remedies of a secured party under the laws of Florida, including, without limitation, the right to take possession of the Personalty and for that purpose Lessor may enter upon the Demised Premises and remove the same therefrom. Lessor will give Lessee at least ten (10) days prior written notice of any public sale thereof or of the date after which any private sale or any other intended disposition is to be made, and at any such sale the Lessor may purchase the Personalty.
XVIII - WAIVER OF TRIAL BY JURY
It is mutually agreed by and between Lessor and Lessee the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee's use or occupancy of said premises, and/or any claim of injury or damage, and any emergency statutory or any other statutory remedy.
XIX- ACCESS TO PREMISES
Lessor and Lessor's representatives shall have the right to enter upon the Demised Premises at all reasonable times for the purpose of inspecting or examining same or for making repairs, additions or alterations, to stick or test tanks, to read meters, to take product samples, to conduct subsurface evaluations or for the purpose of exhibiting same to prospective tenants, purchasers or others. Lessor shall not be liable for any interference with Lessee's business or laws of business arising out of the exercise of such right of entry, without same being construed as an eviction by Lessor in whole or in part. During the last six (6) months of the term of this Lease, Lessor may maintain "To-Let" and "For-Sale" signs upon the Demised Premises.
XX - REQUIREMENTS OF LAW
Lessee shall comply with all laws, orders and regulations of federal, state, city, county and municipal authorities and fire insurance rating organizations, which shall now or hereafter affect the premises.
XXI - NOTICES
All notices to be given pursuant to this Lease shall be in writing and shall either be served personally or sent by prepaid certified or registered mail to the address of the parties below specified or at such other address as may be given by written notice in the manner prescribed in this Paragraph. Any notices to Lessor shall be in duplicate, sent to Lessor at Post Office Box 540175, Lake Worth, FL 33454. Lessee's address for notices shall be the address first set forth above for Lessee.
Exhibit 10.11 -- Page 18

XXII - NO BROKERAGE OR BROKERS
The parties agree that this Lease was brought about without the services of any brokers and Lessee represents that no other party was instrumental in the consummation of this Lease or is entitled to a brokerage.
XXIII- MEMORANDUM OF LEASE
The parties agree, upon request of either, to execute in recordable form a short form lease entitled "Memorandum of Lease", it being the intention of the parties that this Lease will not be recorded, but only a memorandum thereof.
XXIV - NO WAIVER
No delay or omission of the exercise of any right by either party hereto shall impair any such right or shall be construed as a waiver of any default or as acquiescence therein. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed by the other party as a waiver of a subsequent breach of the same covenant, term or condition. No requirements whatsoever of this Lease shall be deemed waived or varied because of either party's failure or delay in taking advantage of any default, and Lessor's acceptance of any payment from Lessee with knowledge of any default shall not constitute a waiver of Lessor's rights in respect to such default, nor of any subsequent or continued breach of any such default or any other requirement of this Lease. All remedies provided for herein shall be construed as cumulative and shall be in addition to every other remedy otherwise available to Lessor.
XXV - END OF TERM
A.            Upon the expiration or other earlier termination of the term of this Lease, unless Lessee has otherwise purchased the Demised Premises as required by Paragraph XXXIV of this Lease, Lessee shall quit and surrender to Lessor the Demised Premises together with all buildings and improvements thereon, "broom-clean", and all Personalty, including any replacements thereof, in good order and condition, ordinary wear and tear excepted. If the last day of the term of this Lease or any renewal thereof falls on a Sunday, this Lease shall expire on the business day immediately following. Lessee shall remove all property of Lessee as directed by Lessor and failing to do so, Lessor may cause all of the said property to be removed at the expense of Lessee, and Lessee hereby agrees to pay all costs and expenses thereby incurred. Lessee's obligations to observe or perform this covenant shall survive the expiration or other termination of the terms of this Lease.
B.            In all events, Lessee will promptly restore all damage caused in connection with any removal of Lessee's personal property. Lessee will pay to Lessor, upon request, all damages that Lessor may suffer on account of Lessee's failure to surrender possession as and when aforesaid and will indemnify Lessor against all liabilities, costs and expenses (including all reasonable attorney's fees and costs if any) arising out of Lessee's delay in so delivering possession, including claims of any succeeding tenant.
C.            Without limiting Lessor's rights and remedies, if Lessee holds over in possession of the Demised Premises beyond the end of the Lease Term, during the holdover period the rent will be double the amount of the rent due and payable for the last month of the Lease Term. No offer of surrender of the Demised Premises, by delivery to Lessor or its agent of keys to the Demised Premises or otherwise, will be binding on Lessor unless accepted by Lessor, in writing, specifying the effective surrender of the Demised Premises.
Exhibit 10.11 -- Page 19

XXVI - RELATIONSHIP OF PARTIES
Nothing herein contained shall be deemed or construed by the parties hereto nor by any third party, as constituting the Lessor a partner of Lessee in the conduct of Lessee's business, or as creating the relationship of principal and agent or joint venturers between the parties hereto, it being the intention of the parties hereto that the relationship between them is and shall at all times during the term of this Lease be and remain that of Lessor and Lessee only.
XXVII - CAPTIONS
The paragraph captions contained herein are for convenience only and do not define, limit or construe the contents of such paragraphs and are in no way to be construed as a part of this Lease.
XXVIII - DEFINITIONS
Words of any gender used in this Lease shall be held to include any other gender and words in the singular number shall be held to include the plural when the sense requires.
XXIX - EXCULPATION
Lessee agrees that Lessee shall look solely to Lessor's interest in the Demised Premises and Lessor's personal property used in connection therewith for the satisfaction of any claim, judgment or decree requiring the payment of money by Lessor based upon any default hereunder, and no other property or assets of Lessor, its heirs, successors or assigns, shall be subject to levy, execution or other enforcement procedure for the satisfaction of any such claim, judgment, injunction or decree.
XXX - AUTHORITY TO EXECUTE
Lessor and Lessee do each hereby respectively represent to the other that it has the capacity and authority to enter into this agreement.
XXXI - ENTIRE AGREEMENT
This instrument of lease contains the entire and only agreement between the parties concerning the Demised Premises and Personalty and no prior oral or written statements or representations, if any, of any party hereto or any representative of a party hereto, not contained in this instrument, shall have any force or effect. This Lease shall not be modified in any way except by a writing executed by Lessor and Lessee, and no oral agreement or representations for rental shall be deemed to constitute a lease other than this agreement. This agreement shall not be binding until it shall have been executed by Lessee and Lessor.
XXXII– SUCCESSORS IN INTEREST
All provisions herein contained shall bind and inure to the benefit of the respective parties hereto, their heirs, personal representatives, successors and assigns. In the event Lessor or any successor-owner of the Demised Premises shall convey or otherwise dispose of the Demised Premises, all liabilities and obligations of Lessor or such successor-owner as Lessor under this Lease shall terminate upon such conveyance· or disposal and written notice thereof to Lessee.
Exhibit 10.11 -- Page 20

XXXIII - CONDITION OF DEMISED PREMISES AND PERSONALTY ON THE LEASE COMMENCEMENT DATE
The parties hereto agree that except as expressly provided herein, the Lessee is leasing the Demised Premises and Personalty in there "AS-IS" and "WHERE-IS" condition in all respects, with all faults, based on Lessee's own inspection and investigation and evaluation without relying on any warranty or representation from Lessor, expressed or implied, regarding the physical condition of the Demised Premises. Lessee has made his own investigation of the Demised Premises and Personalty and is fully aware of their present condition and is relying solely upon these investigations and leasing said Demised Premises and Personalty pursuant to this Lease. Lessor makes no representation or warranties of any kind, expressed or implied, with respect to the Demised Premises or Personalty, which shall have induced Lessee to execute this Lease. Lessee has waived any and all rights Lessee may have with respect to the physical condition, structural soundness and working condition of the Demised Premises or the profitability or marketability of the Demised Premises.
The parties hereto agree that Lessee is acquiring the Demised Premises and Personalty in their "AS-IS" and "WHERE-IS" condition in all respects, with all faults, based on Lessee's own inspection, investigation and evaluation, without relying upon any warranty or representation from Lessor, expressed or implied, regarding the physical condition of the Demised Premises, except as herein provided. Lessee has made its own investigations of the Demised Premises, is fully aware of their present condition, and is relying solely upon these investigations in leasing said Demised Premises and Personalty. Lessor makes no representations or warranties of any kind, expressed or implied, with respect to the Demised Premises or which have induced Lessee to execute this Lease. Lessee specifically represents that it is not relying on representations of the Lessor. Lessee hereby agrees acknowledges that upon taking possession of the Demised Premises, Lessee will have waived any and all rights Lessee may have with respect to the physical condition, structural soundness, and working condition of the Demised Premises or the profitability and marketability of any Demised Premises.EXCEPT AS HEREIN PROVIDED, LESSOR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING BUT NOT LIMITED TO, THE FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, OR DEFECTS IN MATERIAL AND WORKMANSHIP, THE CONDITION OF ANY IMPROVEMENTS THEREON, THE SOIL CONDITION, ANY ENVIRONMENTAL OR HAZARDOUS MATERIAL CONDITION, THE VALUE, OR THE COMPLIANCE OF THE DEMISED PREMISES WITH ANY RULES, LAWS, ORDINANCES OR REGULATIONS. LESSEE ACKNOWLEDGES THAT LESSOR HAS NOT, DOES NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY WITH REGARD TO THE DEMISED PREMISES PAST OR PRESENT COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO, THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING OR DISPOSING OF ANY HAZARDOUS WASTE OR SUBSTANCE. Lessee assumes all responsibility for the condition of the Demised Premises after the Commencement Date, and any and all rights of the Lessee with respect to the foregoing shall merge at closing. After the Commencement Date, Lessee shall not have any claims against Lessor for any matters concerning the pre-closing condition of the Demised Premises.
LESSEE AGREES THAT, BY TAKING POSSESSION OF THE DEMISED PREMISES, LESSEE WARRANTS AND REPRESENTS THAT LESSEE HAS EXAMINED AND APPROVED ALL THINGS CONCERNING THE DEMISED PREMISES WHICH LESSEE DEEMS MATERIAL TO LESSEE'S LEASE AND THE USE OF THE DEMISED PREMISES INCLUDING, BUT NOT LIMITED TO, CONDITION OF THE SOIL, CONDITION OF TITLE TO THE DEMISED PREMISES, CONDITION OF THE DEMISED PREMISES, DIMENSIONS, AVAILABILITY OF SEWER CONNECTIONS, SUITABILITY FOR AND FEASIBILITY OF INTENDED AND ANY OTHER USE, ZONING, THE APPLICABILITY OF ANY GOVERNMENTAL REQUIREMENTS INCLUDING, BUT NOT LIMITED TO, ENVIRONMENTAL REQUIREMENTS.
Exhibit 10.11 -- Page 21

WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE PRECEDING SUBPARAGRAPHS, LESSEE SPECIFICALLY ACKNOWLEDGES AND AGREES THAT LESSEE HEREBY WAIVES, RELEASES AND DISCHARGES ANY CLAIM IT HAS, MIGHT HAVE HAD OR MAY HAVE AGAINST THE LESSOR WITH RESPECT TO: (1) THE CONDITIONS OF THE DEMISED PREMISES, EITHER PATENT OR LATENT; (2) LESSEE'S ABILITY OR INABILITY TO OBTAIN OR MAINTAIN BUILDING PERMITS, TEMPORARY OR FINAL CERTIFICATES OF OCCUPANCY, OTHER LICENSES FOR THE USE OR OPERATION OF THE DEMISED PREMISES, OR CERTIFICATES OF COMPLIANCE FOR THE DEMISED PREMISES; (3) THE COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS OR REQUIREMENTS; AND (4)ANY OTHER STATE OF FACTS WHICH EXIST WITH RESPECT TO THE DEMISED PREMISES, INCLUDING THE CONDITION OF ANY IMPROVEMENTS OR REPAIRS PERFORMED BY ANYONE.
The provisions of this Paragraph shall survive the Commencement Date of this Lease.
XXXIV - RIGHT OF FIRST REFUSAL
Lessee shall have the right of first refusal on a sale during the Lease Term. If Lessor receives an offer to purchase the Demised Premises ("Third Party Offer"), which offer Lessor is prepared to accept, Lessor shall first notify Lessee, in writing, of the pending offer and allow Lessee the opportunity to purchase the Premises under the same terms and conditions. Lessee shall thereupon have ten (10) calendar days to notify Lessor, in writing, that it is agreeable to purchase the Demised Premises under the same terms and conditions. Such notice must be accompanied by a non-refundable deposit in the form of a cashier's check made payable to Lessor in an amount equal to the deposit set forth in the Third Party Offer. In the event Lessee fails to submit to Lessor written confirmation of the acceptance of the offer, together with a non-refundable deposit, it shall be automatically assumed that Lessee has decided not to purchase the Premises, and Lessee's right of first refusal shall automatically become null and void and be of no further force nor effect as to such transaction. In the event Lessee has timely elected to exercise its right of first refusal, Lessee shall thereupon enter into a contract pursuant to the terms set forth in the Third Party Offer and shall proceed to close in accordance with the terms thereof. If Lessee exercises its right of first refusal, Lessee agrees to purchase the Premises in "as is" and ''where is" condition without any representation, warranties or credit from Lessor.
XXXV -  MECHANICS' LIENS
A.            Lessor's Interest Not Subject to Liens. The interests of Lessor shall not be subject to liens for improvements contracted for or made by or on behalf of Lessee, or parties claiming by, through or under Lessee. The interests of Lessor in the Demised Premises shall not be subject to a lien for any improvements made by Lessee, or for any work done or materials furnished to the Demised Premises, at Lessee's request, and Lessee shall notify any contractor employed by Lessee to do work on or furnish materials to the Demised Premises, prior to Lessee entering into a contract with any such contractors, that the interest of Lessor under this Lease is not subject to a lien, and the failure of Lessee to so notify any contractor, at the option of Lessor, shall be deemed as a default hereunder.
B.            Transfer or Release. In the event that any claim of lien is filed for any improvements by Lessee, or for any work done or materials furnished to the Demised Premises at Lessee=s request, Lessee shall, within thirty (30) days of receipt of notice of any such claim of lien, transfer said lien to security in accordance with the provisions of Section 713, Florida Statutes (or any successor statute) or cause a release or satisfaction of lien to be recorded in the Public Records of Palm Beach County, Florida, totally releasing the Demised Premises therefrom. Failure to so transfer or discharge any such lien within the time provided shall be deemed a default hereunder.
Exhibit 10.11 -- Page 22

XXXVI - UNLEADED GASOLINE
Existing federal law prohibits the introduction of leaded gasoline into any motor vehicle with is labeled "unleaded gasoline only", or which is equipped with a gasoline tank filler inlet which is designed for the introduction of unleaded gasoline. Lessee warrants and agrees that neither Lessee or its employees or agents will introduce or cause the introduction of leaded gasoline into any motor vehicle labeled "unleaded gasoline only", or which is equipped with a gasoline tank filler inlet which is designed for the introduction of unleaded gasoline and will take reasonable precautions to prevent customers from introducing leaded gasoline into any motor vehicle labeled "unleaded gasoline only", or which is equipped with a gasoline tank filler inlet which is designed for the introduction of unleaded gasoline.
Lessee further agrees that it will defend, indemnify and hold Lessor, its officers, directors, shareholders, employees, and agents, harmless from and against all proceedings and litigation arising out of any alleged liability for the introduction of leaded gasoline into any motor vehicle which is labeled "unleaded gasoline only", or which is equipped with a gasoline tank filler inlet which is designed for the introduction of unleaded gasoline caused by or resulting from the acts of Lessee, its employees or agents, and Lessee agrees that it will, on Lessor's demand, promptly pay all losses, costs, damages, obligations, judgments, expenses, fines, penalties and fees suffered by Lessor, its officers, directors, shareholders, employees, and agents, by reason of any such claims, demands, suits, actions, proceedings or litigation. The provisions of this Article XXXVI shall survive the expiration and/or termination of this Lease.
XXXVII - MISCELLANEOUS
A.            If any term or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such term or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, is not to be affected thereby and each term and condition of this Lease is to be valid and enforceable to the fullest extent permitted by law. This Lease will be construed in accordance with the laws of the State of Florida.
B.            Lessee acknowledges that it has not relied upon any statement, representation, prior or contemporaneous written or oral promises, agreements or warranties, except such as are expressed herein.
C.            This Lease shall not be more strictly construed against either party hereto by reason of the fact that one party may have drafted or prepared any or all of the terms and provisions hereof. It is acknowledged that each of the parties hereto has been fully represented by legal counsel and that each of such legal counsel has contributed substantially to the content of this lease.
D.            Lessor and Lessee acknowledge that the terms and provisions of this Lease have been negotiated based upon a variety of factors, occurring at a coincident point in time, including, but not limited to: (i) the individual principals involved and the financial strength of Lessee, and (ii) the nature of Lessee's business and use of the Demised Premises. Therefore, recognizing the totality, uniqueness, complexity and interrelation of the aforementioned factors, the Lessee agrees to use its best efforts not to disseminate in any manner whatsoever (whether by word of mouth, mechanical reproduction, physical tender or by any manner of visual or aural transmission or review) the terms and conditions of this Lease to third parties who could in any way be considered presently or in the future as prospective tenants for this or any other leasehold property with which Lessor may be involved.
E.            Waivers. The failure or delay of any party at any time to require performance by another party of any provision of this Lease, even if known, will not affect the right of that party to require performance of that provision or to exercise any right, power or remedy, and any waiver by any party of any breach of any provision of this Lease should not be construed as a waiver of any continuing or succeeding breach of provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Lease. No notice to or demand on any party in any case will, of itself, entitle a party to any other or further notice or demand in similar or other circumstances.
Exhibit 10.11 -- Page 23

Furthermore, the acceptance of any rent or any other sum due hereunder, or a partial payment of same, by Lessor, shall not constitute a waiver of any preceding default by Lessee of any term, covenant or condition of this Lease, regardless of Lessor's knowledge of such preceding breach at the time Lessor accepted such rent or other sum, nor waiver of the right to receive full payment of said amount, nor shall any endorsement or statement on any check or letter accompanying any payment of rent or other sum due hereunder be deemed an accord and satisfaction, and Lessor may accept such payment without prejudice to Lessor=s right to recover the balance of such rent or other sum due hereunder, or to pursue any other remedy provided herein.
F.            Jurisdiction and Venue. The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Lease occurred or will occur in Palm Beach County, Florida, and that the Demised Premises are located in Palm Beach County, Florida. Therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (i) agrees that any suit, action or legal proceeding arising out of or relating to this Lease will be brought in the courts of record of the State of Florida in Palm Beach County, Florida or the court of the United States, Southern District of Florida; (ii) consents to the jurisdiction of each court in any suit, action or proceeding; and (iii) waives any objections which it may have to the laving of venue of any suit, action or proceeding in any of the courts.
G.            Enforcement Costs. If any legal action or other proceeding is brought for the enforcement of this Lease, or because of any alleged dispute, breach, default or misrepresentation in connection with any provisions of this Lease, the successful or prevailing party will be entitled to recover reasonable attorney's fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals or declaratory actions), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.
H.            Remedies Cumulative. No remedy in this Lease conferred upon any party is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given here or now or existing in the future at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy will preclude any other.
I.            Governing Law. This Lease and all transactions contemplated by this Lease will be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.
J.            Independent Counsel. The parties here have received independent advice and counseling regarding the preparation and subject matter of this Lease and all the terms and conditions it contains.
K.            Time is of the Essence. The parties agree and acknowledge that time shall be of the essence under this Lease.

SIGNATURE PAGE FOLLOWS

Exhibit 10.11 -- Page 24

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.
WITNESSES:	"LESSOR"

REITANO ENTERPRISES, INC., a Florida corporation

By: /s/ Richard Reitano
Richard Reitano, President

Date: 01/12/2016

WITNESSES:	"LESSEE"

OTM USA CORP., a Florida corporation

By: /s/ Russell Parker
Print Name: Russell Parker
Title: EVP/SEC

Date: 01/12/2016

STATE OF FLORIDA
COUNTY OF PALM BEACH

The foregoing instrument was acknowledged before me this 12th day of January 2016 by Richard Reitano, as President of Reitano Enterprises, Inc., a Florida corporation, on behalf of said corporation. He is personally known to me (or has produced a driver's license as  identification) and did/did not take an oath.
/s/ Glenda P. Diaz  February 24, 2019
Notary Public
Commission Expires.
[SEAL]

Exhibit 10.11 -- Page 25

STATE OF FLORIDA
COUNTY OF PALM BEACH

The foregoing instrument was acknowledged before me this 12th day of January 2016 by Russell Parker, as EVP of OTM USA CORP., a Florida corporation, on behalf of said corporation. He is personally known to me (or has produced a driver's license as  identification) and did/did not take an oath.
/s/ Glenda P. Diaz
Notary Public
Commission Expires.
[SEAL]

Exhibit 10.11 -- Page 26